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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form S-1 of our reports dated March 12, 1996, November 10, 1995, February 2, 1996, January 19, 1996, January 29, 1996, February 30,
1996, February 22, 1996, January 19, 1996, February 16, 1996, December 8, 1995
and February 7, 1996, relating to the financial statements of West Coast Entertainment Corporation, Videosmith Incorporated, New Age Entertainment, Inc., HB Associates, Inc., Best Entertainment Inc., Video Innovaters, Inc., Showtime Video, Inc., Video Giant Inc., Anthony Cocca's Videoland, Inc., Video Inc. and Kobie Co. Movie Outlet, respectively, all of which appear in such Prospectus. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Financial Data".

    /s/  PRICE WATERHOUSE LLP
Price Waterhouse LLP

Boston, Massachusetts
October 28, 1996